Exhibit 32.1

                            FORD MOTOR CREDIT COMPANY

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

      I, Michael E. Bannister, Chairman of the Board and Chief Executive Officer of Ford Motor Credit Company (the "Company"), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and
      Section 1350 of Chapter 63 of title 18 of the United States Code, that to my knowledge:

        1. the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, to which this statement is furnished as an exhibit (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                               /s/ Michael E. Bannister
                               -------------------------------------------------
                               Michael E. Bannister
                               Chairman of the Board and Chief Executive Officer


      Date:  August 4, 2005








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